Exhibit 99.1

Bottomline Technologies Reports Third Quarter Results

Strong Growth in Subscription and Transaction Revenue Highlights Third Quarter

PORTSMOUTH, N.H. – April 27, 2017 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of financial technology which helps businesses pay and get paid, today reported financial results for the fiscal third quarter ended March 31, 2017.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, increased 13% as compared to the third quarter of last year to $55.9 million, or 16% on a constant currency basis, which is calculated as discussed in the “Non-GAAP Financial Measures” section that follows. Revenues overall for the third quarter were $86.1 million.

GAAP net loss for the third quarter was $6.6 million compared to a net loss of $4.2 million for the third quarter of last year. GAAP net loss per share was $0.17 in the third quarter compared to $0.11 in the third quarter of last year.

Adjusted EBITDA for the third quarter was $19.1 million, or 22% of overall revenue compared to $19.4 million, or 23% of overall revenue for the third quarter of last year. Adjusted EBITDA is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

Core net income for the third quarter was $9.0 million compared to $10.1 million for the third quarter of last year. Core earnings per share was $0.23 for the third quarter compared to $0.26 for the third quarter of last year. Core net income and core earnings per share exclude certain items as discussed in the “Non-GAAP Financial Measures” section that follows.

“We are pleased with the results for the third quarter and our outlook for the upcoming fiscal year.” said Rob Eberle, President and CEO of Bottomline Technologies. “The third quarter’s strong subscription and transaction revenue growth reflects the value customers are placing on our innovative payment product set and the solid performance against our profitability goals underscores our proven ability to execute. We are committed to driving shareholder value and confident that our strategic plan will deliver solid returns to our shareholders.”

Revenues for the nine months ended March 31, 2017 were $255.9 million compared to $255.2 million in the nine months ended March 31, 2016. Subscription and transaction revenues increased 13%, or 18% on a constant currency basis, to $163.6 million in the nine months ended March 31, 2017 from $144.3 million in the nine months ended March 31, 2016. GAAP net loss for the nine months ended March 31, 2017 was $27.5 million compared to $13.7 million for the nine months ended March 31, 2016. GAAP net loss per share was $0.73 for the nine months ended March 31, 2017 compared to $0.36 for the nine months ended March 31, 2016.

Core net income for the nine months ended March 31, 2017 was $27.1 million compared to $29.5 million for the nine months ended March 31, 2016. Core earnings per share for the nine months ended March 31, 2017 was $0.71 compared to $0.77 for the nine months ended March 31, 2016.

Third Quarter Customer Highlights

•	18 leading institutions selected Paymode-X, Bottomline’s leading cloud-based payments automation platform.

•	3 leading organizations, including QBE Legal, chose Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Signed 5 new Digital Banking deals, helping banks to compete and grow their corporate and business banking franchises by deploying innovative digital capabilities.

•	Companies such as Leibert Corporation and Banque Cantonale du Valais selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

•	Organizations such as Regal Entertainment Group and Chesapeake Employers Insurance Co chose Bottomline’s corporate payment automation solutions to extend their payments capabilities and improve efficiencies.

Third Quarter Strategic Corporate Highlights

•	Announced the appointment of Mr. Paul H. Hough to the Board of Directors. Mr. Hough is EVP and Deputy Chief Financial Officer of American Express. Mr. Hough’s thirty year career at American Express has included finance and general management experience in the U.S. and abroad. Currently, Mr. Hough has stewardship for financial management, risk finance, financial strategy and long range planning for the business and servicing groups. He is a member of American Express’ Operating Committee and Global Management Team.

•	Launched a new payment fraud solution for members of the SWIFT payment network. The solution is part of a package of measures being offered by Bottomline to help customers meet security requirements from the SWIFT payments cooperative under its recently announced Customer Security Programme (CSP.). The new fraud solution goes beyond the mandatory controls to include real-time monitoring of user behavior and individual messages, which can stop potentially fraudulent payments before they take place.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share, constant currency information and Adjusted EBITDA are non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquired intangible assets, goodwill impairment charges, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with our convertible notes and revolving credit facility, global enterprise resource planning (ERP) system implementation costs, and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes and revolving credit facility consist of the amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation costs relate to direct and incremental costs incurred in connection with our implementation of a new, global ERP solution and the related technology infrastructure.

In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

Adjusted EBITDA represents our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization, and other charges, as noted in the reconciliation that follows.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net loss for the three and nine months ended March 31, 2017 and 2016 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
	(in thousands)
GAAP net loss	$(6,624)	$(4,230)	$(27,478)	$(13,722)
Amortization of acquired intangible assets	6,006	7,226	18,381	21,720
Goodwill impairment charge	—	—	7,529	—
Stock-based compensation expense	7,354	7,628	24,209	23,094
Acquisition and integration-related expenses	501	305	2,272	574
Restructuring expenses	561	48	561	922
Global ERP system implementation costs	2,076	1,040	6,673	1,819
Minimum pension liability adjustments	264	66	805	140
Amortization of debt issuance and debt discount costs	3,592	3,265	10,418	9,639
Non-recurring tax benefit	—	—	(4,461)	—
Tax effects on non-GAAP income	(4,726)	(5,269)	(11,856)	(14,640)

Core net income	$9,004	$10,079	$27,053	$29,546

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our diluted core earnings per share to our GAAP diluted net loss per share for the three and nine months ended March 31, 2017 and 2016 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016

GAAP diluted net loss per share	$(0.17)	$(0.11)	$(0.73)	$(0.36)

Plus:
Amortization of acquired intangible assets	0.16	0.19	0.48	0.56
Goodwill impairment charge	—	—	0.20	—
Stock-based compensation expense	0.19	0.20	0.64	0.61
Acquisition and integration-related expenses	0.01	0.01	0.06	0.01
Restructuring expenses	0.01	—	0.01	0.02
Global ERP system implementation costs	0.05	0.03	0.18	0.05
Minimum pension liability adjustments	0.01	—	0.02	—
Amortization of debt issuance and debt discount costs	0.09	0.08	0.27	0.25
Non-recurring tax benefit	—	—	(0.12)	—
Tax effects on non-GAAP income	(0.12)	(0.14)	(0.30)	(0.37)

Diluted core earnings per share	$0.23	$0.26	$0.71	$0.77

Non-GAAP Financial Measures (Continued)

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing diluted net loss per share for the three and nine months ended March 31, 2017 and 2016 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Numerator:

Core net income	$9,004	$10,079	$27,053	$29,546

Denominator:

Weighted average shares used in computing diluted net loss per share for GAAP	37,965	38,101	37,891	37,959

Impact of dilutive securities (stock options, restricted stock awards and employee stock purchase plan) (1)	379	556	187	553

Weighted average shares used in computing diluted core earnings per share	38,344	38,657	38,078	38,512

(1)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are considered dilutive on a non-GAAP basis in periods where we report non-GAAP net income.

Constant Currency Reconciliation

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended March 31,
	2017	2016	GAAP	% Increase Impact from Currency	Constant Rates (2)
	(in thousands)
Subscription and Transaction Revenues	$55,851	$49,488	13%	3%	16%
Total Revenues	86,099	86,233	—%	4%	4%

	Nine Months Ended March 31,
	2017	2016	GAAP	% Increase Impact from Currency	Constant Rates (2)
	(in thousands)
Subscription and Transaction Revenues	$163,627	$144,317	13%	5%	18%
Total Revenues	255,911	255,162	—%	5%	5%

(2)	Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior-period results using current period GAAP foreign exchange rates.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to GAAP net loss for the three and nine months ended March 31, 2017 and 2016 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016

GAAP net loss	$(6,624)	$(4,230)	$(27,478)	$(13,722)

Adjustments:
Other expense, net	4,479	3,882	12,596	11,409
Provision for (benefit from) income taxes	(232)	(7)	(4,029)	1,246
Depreciation and amortization	4,684	3,464	12,925	9,789
Amortization of acquired intangible assets	6,006	7,226	18,381	21,720
Goodwill impairment charge	—	—	7,529	—
Stock-based compensation expense	7,354	7,628	24,209	23,094
Acquisition and integration-related expenses	501	305	2,272	574
Restructuring expenses	561	48	561	922
Minimum pension liability adjustments	264	66	805	140
Global ERP system implementation costs	2,076	1,040	6,673	1,819

Adjusted EBITDA	$19,069	$19,422	$54,444	$56,991

Reconciliation of Adjusted EBITDA as a percent of Revenue

A reconciliation of adjusted EBITDA as a percent of revenue to GAAP net loss as a percent of revenue the three and nine months ended March 31, 2017 and 2016 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016

GAAP net loss as a percent of revenue	(8%)	(5%)	(11%)	(5%)

Adjustments:
Other expense, net	5%	5%	5%	4%
Provision for (benefit from) income taxes	0%	0%	(2%)	0%
Depreciation and amortization	5%	4%	5%	4%
Amortization of acquired intangible assets	7%	8%	7%	9%
Goodwill impairment charge	0%	0%	3%	0%
Stock-based compensation expense	9%	10%	10%	9%
Acquisition and integration-related expenses	1%	0%	1%	0%
Restructuring expenses	1%	0%	0%	0%
Minimum pension liability adjustments	0%	0%	0%	0%
Global ERP system implementation costs	2%	1%	3%	1%

Adjusted EBITDA as a percent of revenue	22%	23%	21%	22%

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) helps businesses pay and get paid. We make complex business payments simple, secure and seamless by providing a trusted and easy-to-use set of cloud-based business payment, digital banking, fraud prevention and financial document solutions. Over 10,000 corporations, financial institutions, and banks benefit from Bottomline solutions. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit our website at www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2016 and the subsequently filed Form 10-Qs and Form 8-Ks or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603-501-6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Revenues:
Subscriptions and transactions	$55,851	$49,488	$163,627	$144,317
Software licenses	2,735	5,777	8,348	15,754
Service and maintenance	26,344	29,100	79,937	89,797
Other	1,169	1,868	3,999	5,294

Total revenues	86,099	86,233	255,911	255,162

Cost of revenues:
Subscriptions and transactions	25,867	22,461	74,535	64,568
Software licenses	265	165	589	741
Service and maintenance	12,607	13,276	39,308	39,545
Other	835	1,317	2,891	3,807

Total cost of revenues	39,574	37,219	117,323	108,661

Gross profit	46,525	49,014	138,588	146,501

Operating expenses:
Sales and marketing	18,976	20,419	57,176	62,854
Product development and engineering	13,057	11,934	39,074	34,959
General and administrative	10,863	9,790	35,339	28,035
Amortization of intangible assets	6,006	7,226	18,381	21,720
Goodwill impairment charge	—	—	7,529	—

Total operating expenses	48,902	49,369	157,499	147,568

Loss from operations	(2,377)	(355)	(18,911)	(1,067)

Other expense, net	(4,479)	(3,882)	(12,596)	(11,409)

Loss before income taxes	(6,856)	(4,237)	(31,507)	(12,476)
Income tax provision (benefit)	(232)	(7)	(4,029)	1,246

Net loss	$(6,624)	$(4,230)	$(27,478)	$(13,722)

Basic and diluted net loss per share:	$(0.17)	$(0.11)	$(0.73)	$(0.36)

Shares used in computing basic and diluted net loss per share:	37,965	38,101	37,891	37,959

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	June 30,
	2017	2016
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$140,940	$132,383
Accounts receivable	62,333	61,773
Other current assets	17,678	22,385

Total current assets	220,951	216,541

Property and equipment, net	53,909	51,029
Goodwill and intangible assets, net	336,231	366,958
Other assets	17,945	16,682

Total assets	$629,036	$651,210

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,268	$10,218
Accrued expenses	26,210	27,512
Deferred revenue	77,384	74,332
Convertible senior notes	180,141	—

Total current liabilities	293,003	112,062

Convertible senior notes	—	169,857
Deferred revenue, non current	20,795	19,086
Deferred income taxes	15,008	28,147
Other liabilities	27,186	27,271

Total liabilities	355,992	356,423

Stockholders’ equity
Common stock	42	42
Additional paid-in-capital	616,119	591,800
Accumulated other comprehensive loss	(43,955)	(37,668)
Treasury stock	(88,129)	(75,832)
Accumulated deficit	(211,033)	(183,555)

Total stockholders’ equity	273,044	294,787

Total liabilities and stockholders’ equity	$629,036	$651,210